FILED PURSUANT TO RULE 433
                                                  REGISTRATION NO. 333-132001-01


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING THE PROSPECTUS (THE "PROSPECTUS")) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR AND THE ISSUER HAVE FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR OR GOLDMAN, SACHS & CO., ONE OF THE UNDERWRITERS FOR THIS OFFERING, WILL ARRANGE TO SEND THE PROSPECTUS TO YOU IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GOLDMAN, SACHS & CO.
GS AUTO LOAN TRUST 2006-1
FINAL POOL (AS OF 6/30/2006)


1. SUMMARY STATISTICS

ASOFDATE: 2006-06-30
**************: **************
Total Principal Balance: $860,904,586.66
Number of Receivables: 52302
Average Outstanding Principal Balance: $16,460.26
low PBAL: $1,007.62
high PBAL: $71,428.99
**************: **************
Average Original Amount Financd: $20,959.29
low OBAL: $1,712.00
high OBAL: $75,710.00
**************: **************
Weighted Average Gross Coupon: 7.32
low RATE: 0.00
high RATE: 24.99
**************: **************
Weighted Average Remaining Term: 54.87
low RTERM: 1
high RTERM: 84
**************: **************
Weighted Average Original Term: 66.64
low OTERM: 24
high OTERM: 85
**************: **************
Weighted Average FICO: 725.44
low FICO: 0
nonzero low FICO: 376
high FICO: 884
**************: **************
NEW (by % of principal balance): 61
USED (by % of principal balance): 39
**************: **************
Latest First Pay Date: 2006-07-29
Latest Maturity Date: 2013-06-26


ORIGINATOR
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            KNOWN
                       % BY        PRINCIPAL         % BY P.          ORIGINAL       % BY O.           ORIGINAL REMAINING  ORIGINAL
ORIGINATOR   COUNT     COUNT        BALANCE           BALANCE         BALANCE        BALANCE    RATE    TERM       TERM     FICO
------------------------------------------------------------------------------------------------------------------------------------
FORD         19,470    37.23      286,762,778.34       33.31       465,587,803.65    42.47      5.314      62       39      704.94
------------------------------------------------------------------------------------------------------------------------------------
HNB          31,917    61.02      564,829,610.94       65.61       610,311,824.39    55.67      8.302      69       63      734.81
------------------------------------------------------------------------------------------------------------------------------------
OSB             915     1.75        9,312,197.38        1.08        20,313,285.43     1.85      9.206      75       33       691.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:       52,302      100      860,904,586.66         100     1,096,212,913.47      100      7.317      67       55      725.44
------------------------------------------------------------------------------------------------------------------------------------




OUTSTANDING PRINCIPAL BALANCE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          KNOWN
OUTSTANDING                     % BY        PRINCIPAL      % BY P.     ORIGINAL       % BY O.        ORIGINAL REMAINING ORIGINAL
PRINCIPAL BALANCE     COUNT     COUNT        BALANCE       BALANCE     BALANCE        BALANCE  RATE    TERM     TERM       FICO
------------------------------------------------------------------------------------------------------------------------------------
<= 5,000              2,086        3.99     7,329,545.82    0.85     22,012,939.64     2.01    8.188     48       24    721.81
------------------------------------------------------------------------------------------------------------------------------------
5,001 -- 10,000       8,998        17.2    70,399,494.17    8.18    109,007,514.53     9.94      7.9     56       40     724.3
------------------------------------------------------------------------------------------------------------------------------------
10,001 -- 15,000     13,929       26.63   174,776,991.77    20.3    234,380,671.60    21.38    7.357     63       49    726.58
------------------------------------------------------------------------------------------------------------------------------------
15,001 -- 20,000     12,214       23.35   212,284,261.96   24.66    266,811,299.68    24.34    7.152     66       54    726.65
------------------------------------------------------------------------------------------------------------------------------------
20,001 -- 25,000      8,012       15.32   178,506,885.49   20.73    215,379,075.04    19.65     7.09     69       58    725.96
------------------------------------------------------------------------------------------------------------------------------------
25,001 -- 30,000      4,075        7.79   110,656,449.23   12.85    129,349,983.68     11.8    7.197     71       61    724.42
------------------------------------------------------------------------------------------------------------------------------------
30,001 -- 35,000      1,784        3.41    57,434,441.89    6.67     65,897,317.25     6.01    7.278     72       63     719.8
------------------------------------------------------------------------------------------------------------------------------------
35,001 -- 40,000        699        1.34    25,991,786.48    3.02     28,526,979.17      2.6    7.864     74       67    725.64
------------------------------------------------------------------------------------------------------------------------------------
40,001 -- 45,000        272        0.52    11,478,061.76    1.33     12,142,538.58     1.11    8.334     76       71     727.7
------------------------------------------------------------------------------------------------------------------------------------
45,001 -- 50,000        124        0.24     5,856,184.79    0.68      6,158,389.77     0.56    8.224     75       71    720.56
------------------------------------------------------------------------------------------------------------------------------------
50,001 >=               109        0.21     6,190,483.30    0.72      6,546,204.53      0.6    8.145     72       67    723.93
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:               52,302         100   860,904,586.66     100  1,096,212,913.47      100    7.317     67       55    725.44
------------------------------------------------------------------------------------------------------------------------------------



Min PBAL: 1,007.62
Max PBAL: 71,428.99
Avg PBal: 16,460.26

APR

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        KNOWN
                          % BY     PRINCIPAL     % BY P.        ORIGINAL        % BY O.           ORIGINAL  REMAINING  ORIGINAL
APR              COUNT    COUNT     BALANCE      BALANCE         BALANCE        BALANCE    RATE     TERM       TERM     FICO
------------------------------------------------------------------------------------------------------------------------------------
0.00 -- 0.99     3,243     6.2    54,943,365.21    6.38       101,041,906.85     9.22     0.057       63       37      726.81
------------------------------------------------------------------------------------------------------------------------------------
1.00 -- 1.99       995     1.9    15,851,870.88    1.84        29,229,707.28     2.67       1.9       61       35      702.63
------------------------------------------------------------------------------------------------------------------------------------
2.00 -- 2.99       936    1.79    16,519,375.76    1.92        27,689,517.24     2.53       2.9       62       38      699.06
------------------------------------------------------------------------------------------------------------------------------------
3.00 -- 3.99     1,628    3.11    23,927,299.99    2.78        37,575,756.47     3.43     3.899       60       38      703.88
------------------------------------------------------------------------------------------------------------------------------------
4.00 -- 4.99     1,340    2.56    18,784,338.63    2.18        32,004,424.72     2.92      4.86       62       37      707.64
------------------------------------------------------------------------------------------------------------------------------------
5.00 -- 5.99     3,549    6.79    48,859,230.41    5.68        75,938,117.82     6.93     5.697       60       40      750.51
------------------------------------------------------------------------------------------------------------------------------------
6.00 -- 6.99     7,893   15.09   130,978,345.44   15.21       164,485,784.10       15     6.665       65       52      752.65
------------------------------------------------------------------------------------------------------------------------------------
7.00 -- 7.99    11,370   21.74   203,755,252.55   23.67       231,028,515.45    21.08      7.59       69       61      745.24
------------------------------------------------------------------------------------------------------------------------------------
8.00 -- 8.99     9,344   17.87   168,011,976.38   19.52       186,460,182.44    17.01     8.522       71       64      730.04
------------------------------------------------------------------------------------------------------------------------------------
9.00 -- 9.99     5,359   10.25    89,437,104.27   10.39       101,001,686.64     9.21     9.477       70       62      704.24
------------------------------------------------------------------------------------------------------------------------------------
10.00 -- 10.99   2,841    5.43    42,474,949.88    4.93        49,471,341.19     4.51    10.485       67       58      680.48
------------------------------------------------------------------------------------------------------------------------------------
11.00 -- 11.99   1,527    2.92    21,328,205.48    2.48        25,881,536.22     2.36    11.498       65       54      655.08
------------------------------------------------------------------------------------------------------------------------------------
12.00 -- 12.99     935    1.79    11,662,841.70    1.35        14,916,059.31     1.36    12.479       63       50      639.03
------------------------------------------------------------------------------------------------------------------------------------
13.00 -- 13.99     456    0.87     5,538,033.37    0.64         7,054,352.12     0.64    13.483       60       47      625.29
------------------------------------------------------------------------------------------------------------------------------------
14.00 -- 14.99     333    0.64     3,536,189.39    0.41         4,769,382.69     0.44    14.621       58       41      603.51
------------------------------------------------------------------------------------------------------------------------------------
15.00 >=           553    1.06     5,296,207.32    0.62         7,664,642.93      0.7    17.637       58       36      576.68
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:          52,302     100   860,904,586.66     100     1,096,212,913.47      100     7.317       67       55      725.44
------------------------------------------------------------------------------------------------------------------------------------



Min Rate: 0.00
Max Rate: 24.99
WA Rate: 7.32
Avg Rate: 7.40

ORIGINAL TERM TO SCHEDULED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            KNOWN
ORIGINAL TERM                   % BY        PRINCIPAL      % BY P.     ORIGINAL       % BY O.         ORIGINAL REMAINING   ORIGINAL
TO SCHEDULED MATURITY  COUNT     COUNT        BALANCE       BALANCE     BALANCE        BALANCE   RATE    TERM     TERM      FICO
------------------------------------------------------------------------------------------------------------------------------------
13 -- 24                209       0.4        910,966.95     0.11       2,207,853.48     0.2      7.476     24     14      757.49
------------------------------------------------------------------------------------------------------------------------------------
25 -- 36              2,257      4.32     17,306,817.05     2.01      36,016,587.15    3.29      5.929     36     21      750.21
------------------------------------------------------------------------------------------------------------------------------------
37 -- 48              3,854      7.37     39,105,926.06     4.54      56,625,480.54    5.17      7.286     48     35      739.15
------------------------------------------------------------------------------------------------------------------------------------
49 -- 60             18,624     35.61    260,426,231.32    30.25     372,809,905.58   34.01       6.36     60     43      724.25
------------------------------------------------------------------------------------------------------------------------------------
60 -- 72             20,900     39.96    387,056,502.68    44.96     458,183,562.43    41.8      7.707     70     59      721.56
------------------------------------------------------------------------------------------------------------------------------------
73 -- 84              6,454     12.34    156,013,022.98    18.12     170,233,376.73   15.53      8.103     79     72      731.85
------------------------------------------------------------------------------------------------------------------------------------
85 -- 96                  4      0.01         85,119.62     0.01         136,147.56    0.01      9.619     85     51      696.95
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:               52,302       100    860,904,586.66      100   1,096,212,913.47     100      7.317     67     55      725.44
------------------------------------------------------------------------------------------------------------------------------------


Min OTERM: 24
Max OTERM: 85
NZWA OTERM: 67



REMANING TERM

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           KNOWN
                             % BY        PRINCIPAL      % BY P.     ORIGINAL       % BY O.         ORIGINAL   REMAINING   ORIGINAL
REMAINING TERM      COUNT     COUNT        BALANCE       BALANCE     BALANCE        BALANCE   RATE    TERM       TERM        FICO
------------------------------------------------------------------------------------------------------------------------------------
0 -- 12             772      1.48      3,117,634.57      0.36      14,890,757.19    1.36    5.101      40         9        719.13
------------------------------------------------------------------------------------------------------------------------------------
13 -- 24          2,880      5.51     24,803,207.64      2.88      58,487,219.55    5.34    4.927      49        20        714.11
------------------------------------------------------------------------------------------------------------------------------------
25 -- 36          6,998     13.38     84,304,791.48      9.79     148,668,245.93   13.56    5.175      57        31        709.34
------------------------------------------------------------------------------------------------------------------------------------
37 -- 48         10,779     20.61    160,783,758.70     18.68     228,244,935.36   20.82    6.217      61        41        708.92
------------------------------------------------------------------------------------------------------------------------------------
49 -- 60         13,192     25.22    214,523,884.37     24.92     250,279,272.62   22.83    7.518      65        54        728.89
------------------------------------------------------------------------------------------------------------------------------------
60 -- 72         14,494     27.71    290,552,638.95     33.75     309,989,612.08   28.28    8.288      72        66        731.32
------------------------------------------------------------------------------------------------------------------------------------
73 -- 84          3,187      6.09     82,818,670.95      9.62      85,652,870.74    7.81    8.501      82        78        740.62
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:           52,302       100    860,904,586.66       100   1,096,212,913.47     100    7.317      67        55        725.44
------------------------------------------------------------------------------------------------------------------------------------



Min RTERM: 1
Max RTERM: 84
NZWA RTERM: 55

SEASONING

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            KNOWN
                       % BY        PRINCIPAL         % BY P.          ORIGINAL       % BY O.           ORIGINAL REMAINING  ORIGINAL
SEASONING    COUNT     COUNT        BALANCE           BALANCE         BALANCE        BALANCE    RATE    TERM       TERM     FICO
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
<= 0            495     0.95        9,488,086.67         1.1         9,523,588.66     0.87       9.084     70       70      730.86
------------------------------------------------------------------------------------------------------------------------------------
1 -- 6       18,420    35.22      336,576,582.61        39.1       351,336,802.52    32.05       8.623     70       66       732.6
------------------------------------------------------------------------------------------------------------------------------------
7 -- 12      13,001    24.86      218,752,470.85       25.41       249,436,439.27    22.75       7.775     67       58      738.38
------------------------------------------------------------------------------------------------------------------------------------
13 -- 18      4,169     7.97       68,789,405.15        7.99        96,424,919.31      8.8       6.253     61       43      708.85
------------------------------------------------------------------------------------------------------------------------------------
19 -- 24      8,106     15.5      128,553,294.66       14.93       192,558,361.96    17.57       5.486     62       41      705.84
------------------------------------------------------------------------------------------------------------------------------------
25 -- 30      3,677     7.03       50,275,770.08        5.84        89,750,477.23     8.19       4.676     62       35      698.68
------------------------------------------------------------------------------------------------------------------------------------
31 -- 36      2,701     5.16       32,481,632.06        3.77        66,801,545.05     6.09       4.314     65       32      704.13
------------------------------------------------------------------------------------------------------------------------------------
37 -- 42      1,133     2.17       11,240,486.88        1.31        27,375,573.67      2.5       4.702     65       26      698.16
------------------------------------------------------------------------------------------------------------------------------------
43 -- 48        262      0.5        2,511,691.59        0.29         5,648,885.98     0.52       9.257     74       29      691.11
------------------------------------------------------------------------------------------------------------------------------------
49 -- 54        188     0.36        1,474,812.64        0.17         4,151,625.84     0.38       9.809     75       24      689.86
------------------------------------------------------------------------------------------------------------------------------------
55 -- 60         88     0.17          478,000.80        0.06         1,824,012.25     0.17      10.703     76       18      692.87
------------------------------------------------------------------------------------------------------------------------------------
61 -- 66         48     0.09          240,679.30        0.03         1,078,236.76      0.1      11.629     77       15      678.29
------------------------------------------------------------------------------------------------------------------------------------
67 >=            14     0.03           41,673.37           0           302,444.97     0.03      11.749     77        8      687.39
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:       52,302      100      860,904,586.66         100     1,096,212,913.47      100       7.317     67       55      725.44
------------------------------------------------------------------------------------------------------------------------------------


min AGE: 0
max AGE: 72
wa AGE: 12
nzwa AGE: 12
avg AGE: 13

YEAR OF ORIGINATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             KNOWN
YEAR OF                      % BY       PRINCIPAL      % BY P.         ORIGINAL      % BY O.            ORIGINAL  REMAINING ORIGINAL
ORIGINATION       COUNT     COUNT        BALANCE       BALANCE         BALANCE       BALANCE      RATE     TERM      TERM     FICO
------------------------------------------------------------------------------------------------------------------------------------
2000                20        0.04        62,891.26      0.01           473,808.94      0.04      11.866      76     9      691.84
------------------------------------------------------------------------------------------------------------------------------------
2001               159         0.3       926,606.66      0.11         3,404,075.51      0.31       10.78      76    18      688.48
------------------------------------------------------------------------------------------------------------------------------------
2002               594        1.14     5,346,015.83      0.62        13,260,733.89      1.21       8.256      72    27      693.01
------------------------------------------------------------------------------------------------------------------------------------
2003             4,436        8.48    52,491,739.36       6.1       110,262,347.71     10.06       4.315      64    31      704.11
------------------------------------------------------------------------------------------------------------------------------------
2004            14,223       27.19   222,253,178.37     25.82       337,775,294.53     30.81       5.533      62    41      704.71
------------------------------------------------------------------------------------------------------------------------------------
2005            17,305       33.09   293,887,936.28     34.14       335,198,118.13     30.58       7.812      67    58      736.86
------------------------------------------------------------------------------------------------------------------------------------
2006            15,565       29.76   285,936,218.90     33.21       295,838,534.76     26.99       8.715      70    67       731.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:          52,302         100   860,904,586.66       100     1,096,212,913.47       100       7.317      67    55      725.44
------------------------------------------------------------------------------------------------------------------------------------


QUARTER OF ORIGINATION


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             KNOWN
QUARTER OF                  % BY        PRINCIPAL      % BY P.     ORIGINAL          % BY O.           ORIGINAL  REMAINING  ORIGINAL
ORIGINATION       COUNT     COUNT        BALANCE       BALANCE     BALANCE           BALANCE    RATE     TERM      TERM       FICO
------------------------------------------------------------------------------------------------------------------------------------
2000-2ND             1         0            2,751.92        0            18,870.78       0         11     78        6         702
------------------------------------------------------------------------------------------------------------------------------------
2000-3RD             6      0.01            9,800.12        0           126,700.45    0.01      1.007     72        2        675.96
------------------------------------------------------------------------------------------------------------------------------------
2000-4TH            13      0.02           50,339.22     0.01           328,237.71    0.03      12.08     77       10        694.38
------------------------------------------------------------------------------------------------------------------------------------
2001-1ST            22      0.04           93,825.28     0.01           451,581.57    0.04      1.508     76       13        687.47
------------------------------------------------------------------------------------------------------------------------------------
2001-2ND            36      0.07          231,962.04     0.03           835,460.24    0.08      1.286     79       18        673.15
------------------------------------------------------------------------------------------------------------------------------------
2001-3RD            52       0.1          260,363.50     0.03         1,053,495.60     0.1      10.78     74       17        696.88
------------------------------------------------------------------------------------------------------------------------------------
2001-4TH            49      0.09          340,455.84     0.04         1,063,538.10     0.1      0.234     76       21        692.78
------------------------------------------------------------------------------------------------------------------------------------
2002-1ST            93      0.18          716,380.33     0.08         2,085,429.04    0.19       9.75     75       23        690.49
------------------------------------------------------------------------------------------------------------------------------------
2002-2ND           112      0.21          949,936.31     0.11         2,379,339.55    0.22      9.832     75       26        690.82
------------------------------------------------------------------------------------------------------------------------------------
2002-3RD           124      0.24        1,171,452.37     0.14         2,583,004.69    0.24      9.539     75       30        696.61
------------------------------------------------------------------------------------------------------------------------------------
2002-4TH           265      0.51        2,508,246.82     0.29         6,212,960.61    0.57      6.634     69       27        692.87
------------------------------------------------------------------------------------------------------------------------------------
2003-1ST           467      0.89        4,374,070.84     0.51        10,633,403.15    0.97      5.734     65       26        689.86
------------------------------------------------------------------------------------------------------------------------------------
2003-2ND           875      1.67        9,700,261.24     1.13        22,273,378.81    2.03      3.922     64       28        703.23
------------------------------------------------------------------------------------------------------------------------------------
2003-3RD         1,555      2.97       18,925,274.48      2.2        39,268,677.36    3.58      4.142     65       32        707.47
------------------------------------------------------------------------------------------------------------------------------------
2003-4TH         1,539      2.94       19,492,132.80     2.26        38,086,888.39    3.47      4.361     64       33        704.6
------------------------------------------------------------------------------------------------------------------------------------
2004-1ST         1,572      3.01       20,996,375.28     2.44        37,737,072.68    3.44      4.726     62       35        696.1
------------------------------------------------------------------------------------------------------------------------------------
2004-2ND         2,665       5.1       38,740,831.99      4.5        63,829,201.32    5.82      4.845     61       37        700.23
------------------------------------------------------------------------------------------------------------------------------------
2004-3RD         4,482      8.57       72,104,671.50     8.38       107,402,276.69     9.8       5.31     63       42        708.59
------------------------------------------------------------------------------------------------------------------------------------
2004-4TH         5,504     10.52       90,411,299.60     10.5       128,806,743.84   11.75      6.194     61       42        705.57
------------------------------------------------------------------------------------------------------------------------------------
2005-1ST           953      1.82       14,994,544.24     1.74        20,724,828.50    1.89       6.56     60       43        707.9
------------------------------------------------------------------------------------------------------------------------------------
2005-2ND           552      1.06        9,141,942.59     1.06        10,822,271.81    0.99      7.613     67       55        734.9
------------------------------------------------------------------------------------------------------------------------------------
2005-3RD         8,686     16.61      145,576,915.48    16.91       167,685,911.16    15.3      7.623     67       58       739.64
------------------------------------------------------------------------------------------------------------------------------------
2005-4TH         7,114      13.6      124,174,533.97    14.42       135,965,106.66    12.4      8.199     68       61       736.76
------------------------------------------------------------------------------------------------------------------------------------
2006-1ST         8,931     17.08      162,462,365.38    18.87       170,162,662.95   15.52      8.607     70       66       731.51
------------------------------------------------------------------------------------------------------------------------------------
2006-2ND         6,634     12.68      123,473,853.52    14.34       125,675,871.81   11.46      8.857     70       69       731.48
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:          52,302       100      860,904,586.66      100     1,096,212,913.47     100      7.317     67       55       725.44
------------------------------------------------------------------------------------------------------------------------------------

OBLIGOR FICO

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             KNOWN
                            % BY        PRINCIPAL      % BY P.     ORIGINAL          % BY O.           ORIGINAL  REMAINING  ORIGINAL
OBLIGOR FICO     COUNT     COUNT        BALANCE       BALANCE     BALANCE           BALANCE    RATE     TERM      TERM       FICO
------------------------------------------------------------------------------------------------------------------------------------
N/A              2,865      5.48       43,933,928.45      5.1        76,306,175.74    6.96      5.132     56       34             0
------------------------------------------------------------------------------------------------------------------------------------
<=620            2,506      4.79       35,246,338.35     4.09        51,996,176.38    4.74      9.077     62       40        578.78
------------------------------------------------------------------------------------------------------------------------------------
621--660         4,248      8.12       65,422,003.57      7.6        88,969,619.98    8.12      8.409     65       49        644.23
------------------------------------------------------------------------------------------------------------------------------------
661--700        10,252      19.6      175,183,800.79    20.35       214,873,280.64    19.6      8.042     68       57        682.83
------------------------------------------------------------------------------------------------------------------------------------
701--740        12,400     23.71      219,498,192.54     25.5       263,037,751.78      24      7.361     69       59        719.61
------------------------------------------------------------------------------------------------------------------------------------
741--780         8,954     17.12      151,940,196.27    17.65       188,866,372.89   17.23       6.82     68       57        759.27
------------------------------------------------------------------------------------------------------------------------------------
781--820         7,899      15.1      123,035,816.82    14.29       155,122,184.67   14.15      6.685     66       55        799.75
------------------------------------------------------------------------------------------------------------------------------------
>=821            3,178      6.08       46,644,309.87     5.42        57,041,351.39     5.2      6.859     64       55        831.46
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:          52,302       100      860,904,586.66      100     1,096,212,913.47     100      7.317     67       55        725.44
------------------------------------------------------------------------------------------------------------------------------------


min FICO: 376.000
max FICO: 884.000
nzwa FICO: 725.443

STATE OF OBLIGOR RESIDENCE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            KNOWN
STATE OF OBLIGOR          % BY        PRINCIPAL      % BY P.        ORIGINAL      % BY O.              ORIGINAL  REMAINING ORIGINAL
RESIDENCE       COUNT     COUNT        BALANCE       BALANCE         BALANCE       BALANCE      RATE     TERM      TERM      FICO
------------------------------------------------------------------------------------------------------------------------------------
OH              12,409     23.73      205,468,568.43    3.87       230,050,950.80    20.99       8.235     68       61      729.88
------------------------------------------------------------------------------------------------------------------------------------
KY               5,167      9.88       91,347,622.18    0.61       100,801,709.73      9.2       8.069     69       63      736.21
------------------------------------------------------------------------------------------------------------------------------------
FL               4,981      9.52       90,739,118.49    0.54       111,591,035.34    10.18       7.774     69       59      725.75
------------------------------------------------------------------------------------------------------------------------------------
IN               3,602      6.89       63,142,862.29    7.33        70,642,976.87     6.44       8.092     68       62      727.25
------------------------------------------------------------------------------------------------------------------------------------
MI               3,946      7.54       56,751,051.93    6.59        69,774,159.41     6.37       7.388     65       54      734.54
------------------------------------------------------------------------------------------------------------------------------------
WV               2,508       4.8       44,643,902.99    5.19        49,098,993.46     4.48       8.243     68       62       735.8
------------------------------------------------------------------------------------------------------------------------------------
CA               2,401      4.59       36,876,709.45    4.28        60,615,640.52     5.53       5.191     62       38      692.35
------------------------------------------------------------------------------------------------------------------------------------
TX               2,231      4.27       34,483,823.64    4.01        56,094,250.29     5.12       5.226     62       39      697.58
------------------------------------------------------------------------------------------------------------------------------------
TN               1,777       3.4       34,337,353.59    3.99        36,949,408.05     3.37       8.097     71       66      744.37
------------------------------------------------------------------------------------------------------------------------------------
GA               1,488      2.85       27,458,503.41    3.19        36,889,073.81     3.37       6.847     67       52      718.47
------------------------------------------------------------------------------------------------------------------------------------
PA               1,688      3.23       26,237,714.80    3.05        34,698,626.97     3.17       6.851     66       52      730.73
------------------------------------------------------------------------------------------------------------------------------------
IL                 867      1.66       12,438,079.00    1.44        19,958,960.31     1.82        5.39     62       40      705.94
------------------------------------------------------------------------------------------------------------------------------------
NC                 764      1.46       12,143,484.91    1.41        18,566,355.25     1.69       6.031     65       43      712.77
------------------------------------------------------------------------------------------------------------------------------------
VA                 688      1.32       11,754,449.11    1.37        17,397,797.18     1.59       5.735     65       46      713.94
------------------------------------------------------------------------------------------------------------------------------------
NY                 833      1.59       11,740,480.14    1.36        19,702,379.41      1.8       4.479     61       38      718.16
------------------------------------------------------------------------------------------------------------------------------------
AZ                 753      1.44       10,756,588.82    1.25        17,864,586.05     1.63       7.297     68       44      715.26
------------------------------------------------------------------------------------------------------------------------------------
NJ                 653      1.25        9,468,747.07     1.1        15,746,818.52     1.44       4.502     61       38      717.96
------------------------------------------------------------------------------------------------------------------------------------
MO                 658      1.26        9,115,499.03    1.06        14,509,457.11     1.32       5.829     62       40      713.57
------------------------------------------------------------------------------------------------------------------------------------
LA                 479      0.92        7,060,714.79    0.82        11,205,608.57     1.02       6.182     62       40      705.99
------------------------------------------------------------------------------------------------------------------------------------
AL                 475      0.91        6,952,993.57    0.81        11,131,301.43     1.02       5.504     63       40      705.13
------------------------------------------------------------------------------------------------------------------------------------
SC                 345      0.66        5,152,925.92     0.6         7,950,045.82     0.73       6.254     63       43      703.68
------------------------------------------------------------------------------------------------------------------------------------
MN                 345      0.66        4,796,172.68    0.56         7,904,546.78     0.72       5.821     62       38      716.64
------------------------------------------------------------------------------------------------------------------------------------
CO                 274      0.52        4,242,888.05    0.49         7,008,212.26     0.64       5.626     63       39      713.57
------------------------------------------------------------------------------------------------------------------------------------
WA                 260       0.5        4,121,458.38    0.48         6,659,367.29     0.61       4.847     64       40      719.25
------------------------------------------------------------------------------------------------------------------------------------
OK                 263       0.5        4,081,694.54    0.47         6,443,757.14     0.59       5.741     62       39      705.55
------------------------------------------------------------------------------------------------------------------------------------
WI                 310      0.59        4,055,832.38    0.47         6,613,382.67      0.6       4.954     61       39       722.1
------------------------------------------------------------------------------------------------------------------------------------
MS                 232      0.44        3,691,505.25    0.43         5,642,691.03     0.51       6.751     64       42      702.74
------------------------------------------------------------------------------------------------------------------------------------
KS                 223      0.43        3,302,820.68    0.38         5,219,331.37     0.48        4.97     63       40      720.03
------------------------------------------------------------------------------------------------------------------------------------
CT                 206      0.39        3,169,922.10    0.37         5,161,156.62     0.47       4.957     62       40      713.27
------------------------------------------------------------------------------------------------------------------------------------
IA                 217      0.41        3,156,303.34    0.37         4,960,364.03     0.45       5.275     62       40      722.43
------------------------------------------------------------------------------------------------------------------------------------
OR                 185      0.35        2,694,753.53    0.31         4,256,651.30     0.39       5.971     62       40      701.72
------------------------------------------------------------------------------------------------------------------------------------
NM                 157       0.3        2,414,648.87    0.28         3,963,630.55     0.36       6.392     64       40      691.78
------------------------------------------------------------------------------------------------------------------------------------
NH                 120      0.23        1,653,892.79    0.19         2,554,624.98     0.23       6.345     62       41      707.45
------------------------------------------------------------------------------------------------------------------------------------
NE                 105       0.2        1,425,198.19    0.17         2,314,287.90     0.21       4.548     63       40      736.07
------------------------------------------------------------------------------------------------------------------------------------
UT                  86      0.16        1,284,941.27    0.15         2,130,459.92     0.19       6.274     65       41      706.57
------------------------------------------------------------------------------------------------------------------------------------
NV                  84      0.16        1,060,181.40    0.12         2,072,999.64     0.19       8.973     72       35      690.77
------------------------------------------------------------------------------------------------------------------------------------
WY                  59      0.11          882,398.24     0.1         1,412,915.59     0.13       6.409     61       39      707.43
------------------------------------------------------------------------------------------------------------------------------------
AK                  52       0.1          879,756.27     0.1         1,339,587.98     0.12       4.926     65       42       718.6
------------------------------------------------------------------------------------------------------------------------------------
HI                  62      0.12          853,057.86     0.1         1,367,218.38     0.12       5.898     63       40      693.28
------------------------------------------------------------------------------------------------------------------------------------
MT                  49      0.09          752,952.21    0.09         1,302,142.20     0.12       4.249     64       39      724.78
------------------------------------------------------------------------------------------------------------------------------------
SD                  51       0.1          698,513.27    0.08         1,121,256.47      0.1        5.27     63       42      714.76
------------------------------------------------------------------------------------------------------------------------------------
ID                  43      0.08          676,404.12    0.08         1,077,157.99      0.1       5.719     63       42       711.7
------------------------------------------------------------------------------------------------------------------------------------
VT                  50       0.1          670,673.27    0.08         1,078,055.81      0.1       6.352     63       40      722.85
------------------------------------------------------------------------------------------------------------------------------------
DE                  46      0.09          648,715.04    0.08         1,002,746.33     0.09        5.83     63       40       703.7
------------------------------------------------------------------------------------------------------------------------------------
RI                  44      0.08          563,088.14    0.07           932,896.69     0.09       5.207     60       37      731.78
------------------------------------------------------------------------------------------------------------------------------------
ND                  37      0.07          517,799.56    0.06           785,228.99     0.07       6.416     64       41         722
------------------------------------------------------------------------------------------------------------------------------------
MA                  10      0.02          194,875.58    0.02           218,705.14     0.02       8.295     68       59      739.29
------------------------------------------------------------------------------------------------------------------------------------
MD                  10      0.02          180,576.08    0.02           245,811.46     0.02       9.541     67       48      697.36
------------------------------------------------------------------------------------------------------------------------------------
AR                   4      0.01           58,737.12    0.01            65,795.92     0.01       7.361     70       61      772.69
------------------------------------------------------------------------------------------------------------------------------------
ONTARIO CANADA       2         0           48,630.05    0.01            51,292.93        0       7.849     73       69      761.46
------------------------------------------------------------------------------------------------------------------------------------
DC                   2         0           38,789.35       0            50,181.73        0      17.578     62       37      585.58
------------------------------------------------------------------------------------------------------------------------------------
PR                   1         0           16,213.49       0            16,321.48        0        8.19     72       70         711
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:          52,302       100      860,904,586.66     100     1,096,212,913.47      100       7.317     67       55      725.44
-----------------------------------------------------------------------------------------------------------------------------------

DAYS PAST DUE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            KNOWN
                          % BY        PRINCIPAL      % BY P.        ORIGINAL      % BY O.              ORIGINAL  REMAINING ORIGINAL
DAYS PAST DUE   COUNT     COUNT        BALANCE       BALANCE         BALANCE       BALANCE      RATE     TERM      TERM      FICO
------------------------------------------------------------------------------------------------------------------------------------
0--29            51,929    99.29      855,112,042.68    99.33     1,088,315,661.96   99.28       7.306     67       55      725.88
------------------------------------------------------------------------------------------------------------------------------------
30--59              373     0.71        5,792,543.98     0.67         7,897,251.51    0.72       8.889     66       46       659.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:           52,302      100      860,904,586.66      100     1,096,212,913.47     100       7.317     67       55      725.44
------------------------------------------------------------------------------------------------------------------------------------



NEW USED

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            KNOWN
                          % BY        PRINCIPAL      % BY P.        ORIGINAL      % BY O.              ORIGINAL  REMAINING ORIGINAL
NEW USED        COUNT     COUNT        BALANCE       BALANCE         BALANCE       BALANCE      RATE     TERM      TERM      FICO
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
N               28,153     53.83      521,601,803.51    60.59       706,469,353.90   64.45       6.467     67       53      725.39
------------------------------------------------------------------------------------------------------------------------------------
U               24,149     46.17      339,302,783.15    39.41       389,743,559.57   35.55       8.622     66       58      725.52
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:          52,302       100      860,904,586.66      100     1,096,212,913.47     100       7.317     67       55      725.44
------------------------------------------------------------------------------------------------------------------------------------


MAKE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             KNOWN
                           % BY        PRINCIPAL      % BY P.        ORIGINAL      % BY O.              ORIGINAL  REMAINING ORIGINAL
MAKE              COUNT    COUNT        BALANCE       BALANCE         BALANCE       BALANCE      RATE     TERM      TERM      FICO
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
FORD              21,936     41.9      326,896,053.09    38.0      510,692,869.04      46.59      5.67      63       42      709
------------------------------------------------------------------------------------------------------------------------------------
CHEVROLET TRUCK    4,124      7.9       81,613,803.65     9.5       87,909,176.29       8.02      8.33      69       64      733
------------------------------------------------------------------------------------------------------------------------------------
FORD TRUCK         3,813      7.3       73,571,786.98     8.6       79,593,496.56       7.26      8.43      69       63      731
------------------------------------------------------------------------------------------------------------------------------------
CHEVROLET          3,930      7.5       65,579,777.68     7.6       72,663,565.62       6.63      8.17      69       63      737
------------------------------------------------------------------------------------------------------------------------------------
DODGE TRUCK        1,570      3.0       28,495,221.61     3.3       30,660,386.40       2.80      8.56      69       64      729
------------------------------------------------------------------------------------------------------------------------------------
PONTIAC            1,692      3.2       24,808,713.41     2.9       27,165,657.22       2.48      8.33      68       62      734
------------------------------------------------------------------------------------------------------------------------------------
TOYOTA             1,410      2.7       24,565,004.18     2.9       27,142,442.50       2.48      8.26      69       63      741
------------------------------------------------------------------------------------------------------------------------------------
CHRYSLER           1,400      2.7       22,958,833.42     2.7       25,277,987.76       2.31      8.21      69       62      741
------------------------------------------------------------------------------------------------------------------------------------
NISSAN             1,135      2.2       21,797,809.82     2.5       24,061,196.49       2.19      8.23      71       65      731
------------------------------------------------------------------------------------------------------------------------------------
KIA                1,240      2.4       20,802,798.76     2.4       22,415,083.17       2.04      8.35      72       67      738
------------------------------------------------------------------------------------------------------------------------------------
Other             10,052     19.2      169,814,784.06    19.7      188,631,052.42      17.21      8.32      68       62      733
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:            52,302    100.0      860,904,586.66   100.0    1,096,212,913.47     100.00      7.32      67       55      725
------------------------------------------------------------------------------------------------------------------------------------




23. MODEL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              KNOWN
                            % BY         PRINCIPAL      % BY P.       ORIGINAL       % BY O.            ORIGINAL  REMAINING ORIGINAL
MODEL             COUNT     COUNT         BALANCE       BALANCE        BALANCE       BALANCE      RATE     TERM      TERM      FICO
------------------------------------------------------------------------------------------------------------------------------------
Not Available      19,470     37.2      286,762,778.34     33.3      465,587,803.65     42.47      5.31      62       39      705
------------------------------------------------------------------------------------------------------------------------------------
SILVERADO C1500-V8    557      1.1        9,853,551.12      1.1       10,594,092.31      0.97      8.63      67       62      730
------------------------------------------------------------------------------------------------------------------------------------
EXPLORER-V6           553      1.1        8,762,431.28      1.0        9,477,777.14      0.86      8.67      67       61      734
------------------------------------------------------------------------------------------------------------------------------------
SILVERADO             325      0.6        7,616,056.11      0.9        8,479,029.87      0.77      8.12      72       65      739
------------------------------------------------------------------------------------------------------------------------------------
COBALT                503      1.0        7,530,524.48      0.9        8,129,207.63      0.74      8.06      70       65      736
------------------------------------------------------------------------------------------------------------------------------------
RAM 1500 PICKUP-V8    413      0.8        7,055,092.59      0.8        7,544,244.25      0.69      8.78      68       63      726
------------------------------------------------------------------------------------------------------------------------------------
MUSTANG               275      0.5        6,399,209.05      0.7        7,042,541.27      0.64      8.00      70       64      741
------------------------------------------------------------------------------------------------------------------------------------
IMPALA-V6             457      0.9        6,306,685.89      0.7        6,819,315.33      0.62      8.38      67       61      736
------------------------------------------------------------------------------------------------------------------------------------
F150 PICKUP-V8        412      0.8        6,018,591.64      0.7        6,500,056.92      0.59      8.91      64       59      728
------------------------------------------------------------------------------------------------------------------------------------
TRAILBLAZER-I6        305      0.6        5,531,796.84      0.6        5,987,296.38      0.55      8.44      68       63      728
------------------------------------------------------------------------------------------------------------------------------------
Other              29,032     55.5      509,067,869.32     59.1      560,051,548.72     51.09      8.30      69       63      734
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:             52,302    100.0      860,904,586.66    100.0    1,096,212,913.47    100.00      7.32      67       55      725
------------------------------------------------------------------------------------------------------------------------------------


24. MODEL YEAR

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              KNOWN
                            % BY         PRINCIPAL      % BY P.       ORIGINAL       % BY O.            ORIGINAL  REMAINING ORIGINAL
MODEL YEAR        COUNT     COUNT         BALANCE       BALANCE        BALANCE       BALANCE      RATE     TERM      TERM      FICO
------------------------------------------------------------------------------------------------------------------------------------
Not Available      19,470     37.2      286,762,778.34     33.3       465,587,803.65    42.47      5.31      62       39      705
------------------------------------------------------------------------------------------------------------------------------------
1995 and PRIOR         75      0.1          570,506.85      0.1           661,176.73     0.06      0.30      46       41      729
------------------------------------------------------------------------------------------------------------------------------------
1996                   51      0.1          377,984.42      0.0           500,946.58     0.05      0.72      47       39      713
------------------------------------------------------------------------------------------------------------------------------------
1997                  186      0.4        1,202,395.21      0.1         1,591,988.73     0.15      0.39      47       39      732
------------------------------------------------------------------------------------------------------------------------------------
1998                  373      0.7        2,772,169.34      0.3         3,680,630.33     0.34      0.46      49       41      725
------------------------------------------------------------------------------------------------------------------------------------
1999                  827      1.6        7,004,098.25      0.8         9,035,125.43     0.82      0.20      54       44      722
------------------------------------------------------------------------------------------------------------------------------------
2000                1,421      2.7       13,784,921.55      1.6        16,495,542.79     1.50      9.80      57       49      724
------------------------------------------------------------------------------------------------------------------------------------
2001                1,977      3.8       22,055,280.12      2.6        25,905,643.22     2.36      9.34      61       53      725
------------------------------------------------------------------------------------------------------------------------------------
2002                3,972      7.6       53,853,633.95      6.3        61,784,938.11     5.64      8.78      65       57      726
------------------------------------------------------------------------------------------------------------------------------------
2003                4,471      8.6       70,205,092.77      8.2        77,291,454.51     7.05      8.59      67       60      728
------------------------------------------------------------------------------------------------------------------------------------
2004                3,255      6.2       58,312,793.61      6.8        63,008,130.67     5.75      8.25      69       63      733
------------------------------------------------------------------------------------------------------------------------------------
2005                9,121     17.4      181,075,139.75     21.0       199,122,156.91    18.16      7.82      71       64      739
------------------------------------------------------------------------------------------------------------------------------------
2006                6,948     13.3      158,677,221.10     18.4       167,196,465.47    15.25      8.21      72       69      737
------------------------------------------------------------------------------------------------------------------------------------
2007                  155      0.3        4,250,571.40      0.5         4,350,910.34     0.40      8.42      73       71      737
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:             52,302    100.0      860,904,586.66    100.0     1,096,212,913.47   100.00      7.32      67       55      725
------------------------------------------------------------------------------------------------------------------------------------



                TOP

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